Exhibit 1.1

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

of

MURANO GLOBAL INVESTMENTS PLC

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

MURANO GLOBAL INVESTMENTS PLC

1.	The name of the Company is Murano Global Investments plc.

2.	The Company is a public company.

3.	The Company is a no par value company.

4.	The company is authorised to issue an unlimited number of shares with no par value designated as preferred shares or ordinary shares.

5.	The liability of a member of the Company is limited to the amount unpaid (if any) on such member's share or shares.

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

MURANO GLOBAL INVESTMENTS PLC

CONTENTS

Article	Page
PRELIMINARY	1
INTERPRETATION	1
SHARE CAPITAL	7
RIGHTS ATTACHED TO SHARES	7
UNISSUED SHARES	9
REDEMPTION AND PURCHASE OF SHARES	10
COMMISSIONS AND BROKERAGE	10
TRUSTS NOT RECOGNISED	10
RENUNCIATION OF ALLOTMENT	10
VARIATION OF RIGHTS	11
ALTERATION OF SHARE CAPITAL	12
SHARE CERTIFICATES AND TITLE TO SHARES	12
CALLS ON SHARES	13
FORFEITURE AND LIEN	14
TRANSFER OF SHARES	16
TRANSMISSION OF SHARES	18
UNTRACED SHAREHOLDERS	19
GENERAL MEETINGS	20
NOTICE OF GENERAL MEETINGS	20
QUORUM AT GENERAL MEETINGS	21
VOTING	24
VOTES OF MEMBERS	25
PROXIES AND CORPORATE REPRESENTATIVES	26
MEMBERS' WRITTEN RESOLUTIONS	29
DIRECTORS	30
APPOINTMENT AND RETIREMENT OF DIRECTORS	32
ALTERNATE DIRECTORS	35
PROCEEDINGS OF DIRECTORS	36

i

DIRECTORS' INTERESTS AND CONFLICTS OF INTEREST	37
DIRECTORS' FEES	39
DIRECTORS' EXPENSES	39
BORROWING POWERS	39
GENERAL POWERS OF DIRECTORS	40
SECRETARY	41
THE SEAL	42
AUTHENTICATION OF DOCUMENTS	42
DISTRIBUTIONS AND DIVIDENDS	42
RESERVES	45
CAPITALISATION OF RESERVES	46
RECORD DATES	48
REGISTER	48
MINUTES AND BOOKS	49
ACCOUNTS	49
AUDITORS	49
COMMUNICATIONS	50
WINDING UP	55
INDEMNITY AND INSURANCE	55
ii

PRELIMINARY

1.	This document comprises the articles of association of the Company. The regulations constituting the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 shall not apply to the Company.

INTERPRETATION

2.	In these Articles, unless the context requires otherwise:

address includes a number or address used for the purposes of sending or receiving documents or information by electronic means;

Articles means these articles of association as amended from time to time;

Auditors means the auditors for the time being of the Company or, in the case of joint auditors, any one of them;

bankrupt has the meaning given to it in the Interpretation (Jersey) Law 1954;

Board means the board of directors of the Company for the time being;

chairperson means the chair of the Board for the time being;

Class I Directors means, as at the date of adoption of these Articles, the Initial Class I Directors and any person who subsequently becomes a Class I Director in accordance with Article 138;

Class II Directors means, as at the date of adoption of these Articles, the Initial Class II Directors and any person who subsequently becomes a Class II Director in accordance with Article 138;

Class III Directors means, as at the date of adoption of these Articles, the Initial Class III Directors and any person who subsequently becomes a Class III Director in accordance with Article 138;

clear days means, in relation to the giving of a notice, the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Companies Laws means the Law, the Electronic Communications Law and all statutes adopted in Jersey (including any orders, regulations or other subordinate legislation made under such statutes) from time to time in force concerning companies in so far as they apply to the Company;

communication includes an electronic communication;

depositary certificate has the meaning given to that expression in Article 57(8) of the Law;

Director means a director for the time being of the Company;

Director Class has the meaning given in Article 133;

distribution has the meaning given to that expression in Article 114 of the Law;

dividend means a distribution that is identified as a dividend and made in accordance with the provisions of Article 188;

DTC means the Depositary Trust Company or any successor corporation;

DTC Depositary means Cede & Co. and/or any other custodian, depositary or nominee of DTC which holds Ordinary Shares under arrangements that facilitate the holding and trading of beneficial interests in such Ordinary Shares in the DTC System;

DTC Proxy means, in relation to any Ordinary Shares held by the DTC Depositary, any person who is, for the purposes of any general meeting or resolution, appointed a proxy (whether by way of instrument of proxy, power of attorney, mandate or otherwise) by:

(a)	the DTC Depositary; or

(b)	a proxy, attorney or other agent appointed by any other person whose authority is ultimately derived (whether directly or indirectly) from the DTC Depositary;

DTC System means the electronic system operated by DTC by which title to securities or interests in securities may be evidenced and transferred in dematerialised form;

electronic communication has the meaning given in Article 1(1) of the Electronic Communications Law;

Electronic Communications Law means the Electronic Communications (Jersey) Law 2000;

Electronic facility includes (without limitation) website addresses and conference call systems and any device, system, procedure, method or other facility providing an electronic means of attendance at and/or participation in a general meeting decided by the Board under these Articles and available in respect of that meeting;

electronic signature has the meaning given in Article 1(1) of the Electronic Communications Law;

Exchange Act means the Securities Exchange Act of 1934 of the USA and the rules and regulations promulgated thereunder;

Group means the Company and its subsidiaries from time to time;

holder means, in relation to an issued share of the Company, the member whose name is entered in the Register as the holder of that share;

Initial Class I Directors means Elias Sacal, Keith Edelman and Shawn Mathews;

Initial Class II Directors means Joanne Sonin and David Galan;

Initial Class III Directors means Marcos Sacal and Patrick Goulding;

Jersey means the island of Jersey;

Law means the Companies (Jersey) Law 1991;

Lead Independent Director means, from time to time director designated as the 'lead indepedenent director' of the Company, being a person meeting the requirements for independent directors under the Nasdaq Rules and the Exchange;

member means a member of the Company (being a holder of shares in the capital of the Company);

Memorandum of Association means the document of the same name of the Company, as altered from time to time;

month means calendar month;

NASDAQ means the NASDAQ Global Market;

NASDAQ Rules means the rules of NASDAQ;

Office means the registered office for the time being of the Company;

ordinary resolution means a resolution of the Company in general meeting passed by a simple majority of the votes cast at that meeting;

Ordinary Share means an ordinary share of no par value in the capital of the Company and having the rights attaching thereto prescribed in these Articles;

paid up means paid up or credited as paid up;

Preferred Share means a preferred share of no par value in the capital of the Company designated as a Preferred Share by the Directors and allotted and issued in one or more classes in accordance with the provisions of the Law and these Articles and having the rights provided for in these Articles and in any Statement of Rights and, in these Articles, except when referred to under their separate classes, the term Preferred Shares shall mean all such shares;

present in person in relation to general meetings of the Company and to meetings of the holders of any class of shares, shall include present by attorney or by proxy or, in the case of a corporate shareholder, by representative;

Principal Register means the Register maintained in Jersey;

a proxy notification address means the address or addresses, including any electronic address, specified in a notice of a meeting or in any other information issued by the Company in relation to a meeting (or, as the case may be, an adjourned meeting or a poll) for the receipt of proxy notices relating to that meeting (or adjourned meeting or poll) or, if no such address is specified, the Office;

Register means the register of members of the Company (and, unless the context requires otherwise, includes any overseas branch register) to be kept and maintained in accordance with these Articles and the Companies Laws;

Seal means any common or official seal that the Company has and is permitted to have under the Companies Laws;

special resolution means a resolution of the Company passed as a special resolution in accordance with the Law;

Statement of Rights means, in relation to each class of Preferred Share, a memorandum approved by the Directors setting out the specific rights and obligations attaching to the Preferred Shares of such class which are in addition to those rights and obligations contained in, and determined in accordance with, these Articles;

Transfer Office means:

(a)	in relation to the Principal Register, the location in Jersey where the Principal Register is kept and maintained; and

(b)	where the Company keeps an overseas branch register in respect of any country, territory or place outside of Jersey (not being in the United Kingdom), the location in that country, territory or place where that overseas branch register is kept and maintained;

United Kingdom means the United Kingdom of Great Britain and Northern Ireland;

USA and U.S. means the United States of America and its territories and possessions, including the District of Columbia;

US Branch Register means the overseas branch register of the Company, if any, maintained in the USA; and

year means calendar year.

3.	In these Articles, unless the context requires otherwise:

(a)	the expression debenture shall include debenture stock and the expression debenture holder shall include debenture stockholder;

(b)	the expression Secretary means the secretary for the time being of the Company and includes any person appointed by the Board to perform any of the duties of the secretary including a joint, assistant or deputy secretary;

(c)	the expression officer shall include, in relation to a body corporate, a director, alternate director, manager, executive officer and company secretary (including, in the case of the Company, the Directors, any alternate Directors, the Secretary and any executive officers of the Company who are not Directors) but shall not include external auditors (being, in the case of the Company, the Auditors);

(d)	references to writing mean the representation or reproduction of words, symbols or other information in a legible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise, and written shall be construed accordingly;

(e)	references to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly;

(f)	references to a document being signed or to signature include references to its being signed under hand or under Seal or by any other method and, in the case of an electronic communication, such references are to its being authenticated by electronic means as specified by the Board in accordance with these Articles or (where the Board has made no specification) to an electronic signature;

(g)	references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person;

(h)	any reference to attendance and/or presence at meetings (whether specified to be in person or not) shall include, in the case of a meeting held partly by electronic means, attendance and/or presence electronically;

(i)	words importing the singular number include the plural and vice versa;

(j)	words importing one gender include all genders and words importing persons include a body corporate;

(k)	any word or expression defined in the Companies Laws on the adoption of these Articles shall, if not inconsistent with the subject or context and unless otherwise expressly defined in these Articles, bear the same meaning in these Articles except that company shall mean any body corporate;

(l)	a reference to any statute or statutory instrument or any provision of a statute or statutory instrument includes any modification or re-enactment of that statute, statutory instrument or provision for the time being in force;

(m)	any reference to:

(i)	rights attaching to any share;

(ii)	members having a right to attend and vote at general meetings of the Company;

(iii)	dividends being paid, or any other distribution of the Company's assets being made, to members; or

(iv)	interests in a certain proportion or percentage of the issued share capital, or any class of share capital,

shall, unless otherwise expressly provided by the Companies Laws, be construed as though any treasury shares held by the Company had to be cancelled;

(n)	headings are inserted for convenience only and do not affect the construction of these Articles; and

(o)	a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles.

4.	For the purposes of these Articles, unless the context requires otherwise:

(a)	a document or information is sent or supplied in electronic form if it is sent or supplied:

(i)	by electronic means (for example, by e-mail or fax); or

(ii)	by any other means while in an electronic form (for example, sending a disk by post),

and references to electronic copy have a corresponding meaning;

(b)	a document or information is sent or supplied by electronic means if it is:

(i)	sent initially and received at its destination by means of electronic equipment for the processing (which expression includes digital compression) or storage of data; and

(ii)	entirely transmitted, conveyed and received by wire, by radio, by optical means or by other electromagnetic means,

and references to electronic means have a corresponding meaning;

(c)	a document or information is sent or supplied in hard copy form if it is sent or supplied in a paper copy or similar form capable of being read, and references to hard copy have a corresponding meaning;

(d)	a document or information authorised or required by these Articles to be sent or supplied in electronic form must be sent or supplied in a form, and by a means, that the sender or supplier reasonably considers will enable the recipient to read it and to retain a copy of it; and

(e)	a document or information can be read only if:

(i)	it can be read with the naked eye; or

(ii)	to the extent that it consists of images (for example photographs, pictures, maps, plans or drawings), it can be seen with the naked eye.

SHARE CAPITAL

5.	Any limit on the authorised share capital of the Company is as specified in the Memorandum of Association of the Company.

RIGHTS ATTACHED TO SHARES

6.	The shares of the Company shall have the rights and be subject to the conditions contained in these Articles and, in the case of any Preferred Share of any class, in the Statement of Rights relating thereto.

7.	The rights attaching to Ordinary Shares are as follows:

(a)	As regards distributions (other than on a winding up) - Subject to the Law and the provisions of these Articles, each Ordinary Share shall confer on the holder thereof the right to receive such distributions or dividends as the Directors may declare after any payment to the members holding shares of any other class other than Ordinary Shares of any amount then payable in accordance with the relevant Statement of Rights or other terms of issue of that class.

(b)	As regards winding up - If the Company is wound up, the holder of an Ordinary Share shall be entitled, following payment to the members holding shares of any class other than Ordinary Shares of all amounts then payable to them in accordance with the relevant Statement of Rights or other terms of issue of that class, to any surplus assets of the Company then remaining which shall be distributed pari passu among the holders of Ordinary Shares pro rata to the number of Ordinary Shares held by each member at the time of the commencement of the winding up. If any share is not fully paid up, that share shall only carry the right to receive a distribution calculated on the basis of the proportion that the amount paid up on that Ordinary Share bears to the issue price of that Ordinary Share.

(c)	As regards voting - At any general meeting of the Company and any separate class meeting of the holders of Ordinary Shares every holder of Ordinary Shares who is present in person shall have one vote for every Ordinary Share of which they are the holder.

(d)	As regards redemption – Subject to Article 15(a), the Ordinary Shares are not redeemable.

8.	Subject to the provisions of these Articles, the rights and obligations attaching to any Preferred Share shall be determined at the time of issue by the Directors in their absolute discretion. Each Preferred Share shall be issued by the Directors on behalf of the Company as part of a class. The rights and obligations attaching to each class of Preferred Shares, in addition to those set out in these Articles, shall be set out in a Statement of Rights.

9.	The Statement of Rights in respect of each class of Preferred Shares may, without limitation, comprise or include:

(a)	the class to which each Preferred Share shall belong, such class to be designated with a class number and, if the Directors so determine, title;

(b)	details of any distributions or dividends payable in respect of the relevant class;

(c)	details of rights attaching to shares of the relevant class to receive a return of capital or distribution on a winding up of the Company or otherwise;

(d)	details of the voting rights attaching to shares of the relevant class (which may provide, without limitation, that each Preferred Share shall have more than one vote on a poll at any general meeting of the Company);

(e)	a statement as to whether shares of the relevant class are redeemable (either at the option of the members and/or the Company) and, if so, on what terms such shares are redeemable (including, without limitation, and only if so determined by the Directors, the amount for which such shares shall be redeemed (or a method or formula for determining the same) and the date on which they shall be redeemed);

(f)	a statement as to whether shares of the relevant class are convertible (either at the option of the member and/or the Company) and, if so, on what terms such shares are convertible;

(g)	any other rights, obligations and restrictions attaching to Preferred Shares of any class as the Directors may determine in their discretion; and/or

(h)	the price at which shares of the relevant class shall be issued.

10.	Once a Statement of Rights has been adopted for a class of Preferred Share, then:

(a)	subject to Article 9, it shall be binding on members and Directors as if contained in these Articles;

(b)	the provisions of Article 19 shall apply to any variation or abrogation thereof that may be effected by the Company;

(c)	each Statement of Rights shall be filed on behalf of the Company with the Registrar of Companies in Jersey pursuant to and in accordance with Article 54 of the Law;

(d)	all moneys payable on or in respect of any Preferred Share which is the subject thereof (including, without limitation, the subscription and any redemption moneys in respect thereof) shall be paid in the currency for which such Preferred Share is issued; and

(e)	upon the redemption of a Preferred Share (if it is redeemable) pursuant to the Statement of Rights relating thereto, the holder thereof shall cease to be entitled to any rights in respect thereof and, accordingly, their name shall be removed from the Register and the share shall thereupon be cancelled or held as a treasury share.

11.	Without prejudice to any rights for the time being attached to any existing shares or class of shares and subject to the provisions of the Companies Laws, any share may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, return of capital, transfer, voting, conversion or otherwise, as the Company may from time to time by special resolution determine or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the Board may from time to time determine.

UNISSUED SHARES

12.	Subject to the provisions of the Companies Laws and these Articles, all unissued shares of the Company shall be at the disposal of the Board which may allot (with or without conferring a right of renunciation), grant options over, offer or otherwise deal with or dispose of such shares to such persons, at such times and generally on such terms and conditions as the Board may determine. Securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights or obligations may also be issued by the Board without the approval of the members or entered into by the Company upon a resolution of the Board to that effect on such terms, conditions and other provisions as are fixed by the Board including, without limitation, conditions that preclude or limit any person owning or offering to acquire a specified number or percentage of the shares of the Company in issue, other shares, option rights, securities having conversion or option rights or obligations of the Company or the transferee of such person from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights or obligations.

13.	The Board may allot and issue shares in the Company to any person and without any obligation to offer such shares to the members (whether in proportion to the existing shares held by them or otherwise).

14.	The Company may not issue any fraction of a share.

REDEMPTION AND PURCHASE OF SHARES

15.	Subject to the provisions of the Companies Laws:

(a)	and to any rights attached to any existing shares, the Company may issue, or with the sanction of a special resolution convert any existing non-redeemable share (whether issued or not) into, a share which is to be redeemed, or is liable to be redeemed either in accordance with its terms or at the option of the Company or the holder;

(b)	the Company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares of any class (including any redeemable shares) and in relation thereto, neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to distributions, dividends or capital conferred by any class of shares; and

(c)	the Company may hold as treasury shares any shares purchased or redeemed by it.

COMMISSIONS AND BROKERAGE

16.	The Company may pay commissions or brokerage fees in respect of the issue of shares on such terms as the Directors may think proper.

TRUSTS NOT RECOGNISED

17.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (save as otherwise provided by these Articles or by law) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

RENUNCIATION OF ALLOTMENT

18.	The Board may at any time after the allotment of any share but before any person has been entered in the Register as the holder:

(a)	recognise a renunciation thereof by the allottee in favour of some other person and accord to any allottee of a share a right to effect such renunciation; and/or

(b)	allow the rights represented thereby to be one or more participating securities,

in each case upon and subject to such terms and conditions as the Board may from time to time think fit to impose.

VARIATION OF RIGHTS

19.	Whenever the share capital of the Company is divided into different classes of shares, any of the special rights attached to any class may, subject to the provisions of the Companies Laws, be varied or abrogated (either whilst the Company is a going concern or during or in contemplation of a winding up) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class but not otherwise.

20.	To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company and to the proceedings thereat shall apply mutatis mutandis, except that any holder of shares of the class shall have one vote in respect of each share of the class held by them.

21.	Article 19 shall apply to the variation or abrogation of the special rights attached to only some of the shares of such class as if the shares concerned and the remaining shares of such class formed separate classes, or to any scheme for the distribution (though not in accordance with legal rights) of assets in money or in kind in or before liquidation, or to any contract for the sale or disposal of the whole or any part of the Company's property or business determining the way in which as between the several classes of shareholders the purchase considerations shall be distributed, and generally to any alteration, contract, compromise or arrangement which the persons voting thereon could, if sui juris and holding all the shares of the class, consent to or enter into, and such resolution shall be binding upon all holders of shares of the class.

22.	Save as otherwise provided in these Articles, the special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied or abrogated by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company or voting in some or all respects pari passu therewith but in no respect in priority thereto, or by any reduction of the capital paid up thereon, or by any purchase or redemption by the Company of its own shares. The rights conferred upon the holders of Ordinary Shares shall be deemed not to be varied by the creation or issue of any Preferred Shares or any other class of preferred or preference share with such special rights attaching to them as may be set out in a Statement of Rights or other terms of issue or the redemption or conversion of Preferred Shares of any class or preferred or preference shares of any class in accordance with the applicable Statement of Rights or other terms of issue.

ALTERATION OF SHARE CAPITAL

23.	The Company may from time to time by special resolution alter its Memorandum of Association to alter its share capital in any way permitted by the Companies Laws.

24.	When as a result of any alteration of the Company's share capital (in particular but without limitation as a result of any consolidation of shares into fewer shares), any member would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit. In particular, the Board may sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Companies Laws, the Company) and distribute the net proceeds of sale in due proportion among those members and the Board may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. For the purposes of effecting the sale, the Board may arrange for the shares representing the fractions to be entered in the Register as shares. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall their title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

25.	Subject to the provisions of the Companies Laws, the Company may by special resolution reduce its share capital in any way.

26.	Subject to the provisions of the Companies Laws, the Company may make a distribution to its members from any account permitted by the Companies Laws.

SHARE CERTIFICATES AND TITLE TO SHARES

27.	Every person whose name is entered in the Register as holder in respect of any shares of any class (except a person in respect of whom the Company is not by law required to issue a share certificate including without limitation pursuant to the Companies (Transfers of Shares – Exemptions) (Jersey) Order 2014) shall be entitled without payment to a certificate therefor, upon the issue thereof within two months after allotment (or such shorter period as the terms of issue shall provide), and upon the transfer thereof within two months after lodgement of transfer (not being a transfer which the Company is for any reason entitled to refuse to register and does not register). The Company shall not be bound to register more than four persons as the joint holders of a share and in the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to any one of such persons shall be sufficient delivery to all.

28.	Every share certificate shall be signed under a Seal or signed by two Directors or by one Director and the Secretary and shall specify the number and class of the shares to which it relates and the amount or respective amounts unpaid (if any) on the shares and (if required by the Companies Laws) the distinguishing numbers of such shares. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them.

29.	Where a member transfers only part of the shares comprised in a share certificate the old certificate shall be cancelled and a new certificate for the balance of such shares issued in lieu without charge.

30.	Any two or more certificates representing shares of any one class held by any member may at such member's request be cancelled and a single new certificate for such shares issued in lieu without charge.

31.	If any member shall surrender for cancellation a share certificate representing shares held by such member and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as may be specified, the Board may, if it thinks fit, comply with such request.

32.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and (in either case) the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Board may think fit. Subject as aforesaid, no charge will be made for a new share certificate issued to replace one that has been damaged, lost or destroyed.

33.	In the case of shares held jointly by several persons, any such request may be made by any one of the joint holders except where the certificate is alleged to be lost, stolen or destroyed in which case the request is subject to any condition as to evidence and indemnity as the Board may think fit.

CALLS ON SHARES

34.	The Board may from time to time make calls upon the members in respect of any moneys unpaid on their shares and not by the terms of issue thereof made payable at fixed times. Each member shall (subject to receiving at least 14 clear days' notice specifying the time or times and place of payment) pay to or as directed by the Company at the time or times and place so specified the amount called on their shares.

35.	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable by instalments. A call may be wholly or in part revoked or postponed as the Board may from time to time determine.

36.	The joint holders of a share shall be jointly and severally liable to pay all calls and all payments to be made in respect thereof. Subject to the Companies Laws, a person upon whom a call is made shall remain liable for calls made upon them, notwithstanding the subsequent transfer of the shares on which the call was made.

37.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Board in its absolute discretion may determine, together with all expenses that may have been incurred by the Company by reason of such non-payment, but the Board shall be at liberty in any case or cases to waive payment of such interest and expenses wholly or in part.

38.	Any sum which by the terms of issue of a share becomes payable upon allotment or at a fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by or pursuant to the terms of issue the same becomes payable. In the case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

39.	The Board may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

40.	The Board may if it thinks fit receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by such member and such payment in advance of call shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate as may be agreed between the member paying such sum and the Board but any such advance payment shall not entitle the holder of the share to participate in respect of such amount in any distribution or dividend.

FORFEITURE AND LIEN

41.	If a member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter serve a notice on such member requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any costs, charges and expenses incurred by the Company by reason of such non-payment.

42.	The notice shall name a further day (not being less than 14 clear days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

43.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all distributions and dividends declared and other moneys payable in respect of the forfeited share and not actually paid before forfeiture. The Board may accept a surrender of any share liable to be forfeited.

44.	When any share has been forfeited, notice of the forfeiture shall forthwith be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give such notice.

45.	A share so forfeited or surrendered shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board thinks fit, and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Board thinks fit. The Board may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

46.	A person whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall surrender to the Company for cancellation the certificate (if any) for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by them to the Company in respect of the shares with interest thereon at such rate as the Board may in its absolute discretion determine from the date of forfeiture or surrender until payment, but the Board may in its sole and absolute discretion waive payment of such interest either wholly or in part. The Board may enforce payment, without any allowance for the value of the shares at the time of forfeiture or surrender.

47.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of such share. The Company's lien on a share shall extend to all distributions, dividends or other moneys payable thereon or in respect thereof. The Board may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

48.	The Company may sell in such manner as the Board thinks fit any share on which the Company has a lien, but no sale shall be made unless the period for the payment or discharge of some part at least of the debt or liability in respect of which the lien exists shall have actually arrived nor until the expiration of 14 clear days after a notice stating and demanding payment or discharge thereof and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of the death, bankruptcy or incapacity of such holder.

49.	The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists so far as the same are presently payable and any residue shall upon surrender to the Company for cancellation of the certificate (if any) for the shares sold and (in any case) subject to a like lien for debts or liabilities the period for the payment or discharge of which has not actually arrived as existed upon the shares prior to the sale be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Board may authorise some person to sign an instrument of transfer to transfer the shares sold to the purchaser.

50.	A statutory declaration or affidavit that the declarant is a Director or the Secretary (or an officer of a corporate Secretary) and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration or affidavit and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate (if required) delivered to a purchaser or allottee thereof shall (subject to the execution of an instrument of transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall their title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

51.	A transfer of shares may be effected by an instrument of transfer (if the same be required) in any usual or common form or in any other form acceptable to the Board. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

52.	The registration of transfers may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Board may from time to time determine either generally or in respect of any class of shares.

53.	The Board may, in its absolute discretion, refuse to register any instrument of transfer of a share:

(a)	which is not fully paid up;

(b)	on which the Company has a lien;

(c)	to a minor under 18 years of age, a person who is bankrupt or a person who is mentally disordered or a patient for the purpose of any statute relating to mental health (including an "interdict" as defined in the Law); or

(d)	if the transfer was not registered under the U.S. securities laws and such transfer is being made pursuant to an exemption from registration under the U.S. securities laws, unless the transferor provides evidence satisfactory to the Directors that such transfer satisfies the terms of such exemption, but shall not otherwise refuse to register a transfer of shares made in accordance with these Articles.

54.	The Board may decline to recognise any instrument of transfer relating to shares unless the instrument:

(a)	has been left at the Office, the Transfer Office or at such other place as the Board may decide, for registration;

(b)	is accompanied by the certificate (if any) for the shares to be transferred and such other evidence (if any) as the Board may reasonably require to prove the title of the intending transferor or their right to transfer the shares; and

(c)	is in respect of only one class of shares.

55.	Unless otherwise agreed by the Board in any particular case, the maximum number of persons who may be entered on the Register as joint holders of a share is four.

56.	For all purposes of these Articles relating to the registration of transfers of shares, the renunciation of the allotment of any shares by the allottee in favour of some other person shall be deemed to be a transfer and the Board shall have the same powers of refusing to give effect to such a renunciation as if it were a transfer.

57.	If the Board refuses to register a transfer of a share then, within two months after the date on which the instrument of transfer was lodged with the Company the Board shall send to the transferee notice of the refusal together with the instrument of transfer.

58.	Subject to Article 59, all instruments of transfer which are registered may be retained by the Company; and subject to the Companies Laws, the Company shall be entitled to destroy:

(a)	all instruments of transfer which have been registered at any time after the expiration of ten years from the date of registration thereof;

(b)	all distribution and dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof;

(c)	all share certificates which have been cancelled at any time after the expiration of one year from the date of cancellation thereof;

(d)	all appointments of proxy which have been used for the purposes of a poll, at any time after the expiration of one year from the date of such use, and all appointments of proxy which have not been used for the purposes of a poll, at any time after one month from the end of the meeting to which the appointments of proxy relates and at which no poll was demanded; and

(e)	any other document on the basis of which any entry in the Register is made at any time after the expiry of ten years from the date an entry in the Register was first made in respect of it,

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.

59.	Article 58 applies only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant and nothing in Article 58 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of Article 58.

60.	References in Articles 58 and 59 to the destruction of any document include references to the disposal thereof in any manner.

61.	No fee will be charged by the Company in respect of the registration of any instrument of transfer, probate, letters of administration, certificate of marriage or death, stop notice, power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

TRANSMISSION OF SHARES

62.	In the case of the death of a shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where they were a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to their interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by them.

63.	Any guardian of an infant member, any curator bonis or guardian or other legal representative of a member under legal incapacity or disability and any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as hereinafter provided) upon supplying the Company with such evidence as the Board may reasonably require to show their title to the share either require to be registered themselves as a holder of the share by giving to the Company notice to that effect or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the event giving rise thereto had not occurred and the notice or transfer were a transfer executed by such member.

64.	Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of any event giving rise to transmission by operation of law shall upon supplying the Company with such evidence as the Board may reasonably require to show their title to the share be entitled to the same distributions, dividends and other advantages as those to which they would be entitled if they were the registered holder of the share, but they shall not be entitled in respect thereof to exercise any right conferred by membership in relation to meetings of the Company until they shall have been registered as a member in respect of the share. Provided always that the Board may at any time give notice requiring such person to elect either to be registered themselves or to transfer the share, and if within 60 days the notice is not complied with, the Board may in its absolute discretion withhold payment of distributions, dividends and other moneys payable in respect of such share until such time as the notice is complied with. Where two or more persons are jointly entitled by transmission to a share they shall for the purposes of these Articles be treated as if they were joint holders of such share registered in the order in which their names have been supplied to the Company or such other order as the person requiring to be registered may by notice to the Company have prescribed at that time.

UNTRACED SHAREHOLDERS

65.	The Company shall be entitled to sell at the best price reasonably obtainable any share of a member or any share to which a person is entitled by transmission if and provided that:

(a)	during a period of 12 years at least three cash distributions or dividends have become payable in respect of the share to be sold and have been sent by the Company in accordance with these Articles;

(b)	during that period of 12 years no cash distribution or dividend payable in respect of the share has been claimed, no cheque, warrant, order or other payment for a distribution or dividend has been cashed, no distribution or dividend sent by means of a funds transfer system has been paid and no communication has been received by the Company from the member or the person entitled by transmission to the share;

(c)	the Company has, at the expiration of the said period of 12 years by advertisement in at least one newspaper with a national circulation in the USA and in a newspaper circulating in the area in which the address on the Register or otherwise the last known postal address given by the member or the person entitled by transmission is located, given notice of its intention to sell such share; and

(d)	the Company has not during the further period of three months after the date of publication of the advertisements (or the later publication date if the two advertisements are not published on the same day) and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.

66.	To give effect to any sale under Article 65 the Company may appoint any person to execute as transferor an instrument of transfer of such share (if such an instrument is required) and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by the transmission to such share. The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Moneys carried to such separate account may either be employed in the business of the Company or investments (other than shares of the Company or its holding company if any) as the Board may from time to time think fit. No interest shall be paid in respect of such moneys and the Company shall not be bound to account for any money earned thereon.

GENERAL MEETINGS

67.	The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Laws.

68.	The Board may convene any other general meeting whenever it thinks fit and at such time and place as the Board may determine. On the request of members pursuant to the provisions of the Companies Laws, the Board shall convene a general meeting in accordance with the requirements of the Companies Laws.

69.	Unless otherwise provided by the Statement of Rights with respect to any Preferred Shares, the members may not pass ordinary or special resolutions in writing and any written resolutions of the members shall be void and of no effect.

NOTICE OF GENERAL MEETINGS

70.	An annual general meeting and any other general meeting (whether convened for the passing of an ordinary or a special resolution) shall be called by at least 14 clear days' notice.

71.	Notice of every general meeting shall be given to all members (other than those who under the provisions of these Articles or any restrictions imposed on any shares are not entitled to receive such notices from the Company), to each Director and to the Auditors provided that the Company may determine that only those persons entered on the Register at the close of business on a day determined by the Company, such day being no more than 90 days before the day that notice of the meeting is sent, shall be entitled to receive such notice.

72.	The accidental omission to give notice of a meeting or to send any document or other information relating to the meeting to any person entitled to receive it, or the non-receipt of any such notice, document or information, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at any general meeting.

73.	Every notice calling a general meeting (including any notice given by means of a website) shall specify the place of the meeting and the time and date of the meeting, and there shall appear with reasonable prominence in every such notice a statement to the effect that a member is entitled to appoint one or more proxies (who need not be members) to exercise all or any of their rights to attend and to speak and vote at the meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such member. If the notice is made available by means of a website, it must be available until conclusion of the meeting.

74.	Every notice calling an annual general meeting shall specify the meeting as such.

75.	Every notice calling a general meeting shall specify the general nature of such business and, if any resolution is to be proposed as a special resolution, shall contain a statement to that effect.

76.	Any member present in person at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

77.	For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company may specify a time in the notice of the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

QUORUM AT GENERAL MEETINGS

78.	No business (other than the appointment of a chairperson) shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. The quorum for any general meeting shall be at least two members present in person who are entitled to vote (but so that not less than two individuals shall constitute a quorum).

79.	If within 15 minutes from the time appointed for a general meeting (or such longer period as the chairperson of the meeting may think fit to allow), a quorum is not present, or a quorum ceases to be present during a general meeting, the meeting, if convened by or on the request of members pursuant to the provisions of the Companies Laws, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the chairperson of the meeting may determine, and if at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, the meeting shall be dissolved.

CHAIRPERSON OF GENERAL MEETINGS

80.	The chairperson of the Board, failing whom the Lead Independent Director, failing whom a deputy chairperson (to be chosen, if there be more than one, by agreement amongst such deputy chairpersons or, failing agreement, by lot) shall preside as chairperson at a general meeting. If there be no such chairperson or deputy chairperson, or if at any meeting none be present within thirty minutes after the time appointed for holding the meeting or none be willing to act, the Directors present shall choose one of their number or, if no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number to be chairperson of the meeting. The chairperson of a meeting may take any action the chairperson considers appropriate for proper and orderly conduct at a general meeting. The chairperson’s decision on points of order, matters of procedure or on matters that arise incidentally from the business of a meeting shall be final, as shall be the chairperson’s decision as to whether a point or matter falls within the powers conferred on the chair by this Article.

ADJOURNMENT OF GENERAL MEETINGS

81.	The chairperson of the meeting may at any time without the consent of the meeting adjourn any general meeting (whether or not it has commenced or a quorum is present) either indefinitely or to another time or place, with such means of attendance and participation as the chairperson may decided where, in the opinion of the chairperson:

(a)	there is not enough room for the number of members wishing to attend the meeting

(b)	the behaviour of any person prevents, or is likely to prevent, the business of the meeting to do so being carried out in an orderly way;

(c)	an adjournment is necessary for any other reason, so that the business of the meeting can be properly carried out; or

(d)	the facilities or security at the place of the meeting (or places, in the case of a satellite meeting) or the electronic facility provided for the general meeting have become inadequate or are otherwise not sufficient to allow the meeting to be conducted as intended.

82.	In addition the chairperson of the meeting may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time (or indefinitely) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned indefinitely, the time and place for the adjourned meeting shall be fixed by the Board.

83.	When a meeting is adjourned for three months or more or indefinitely, not less than seven clear days' notice of the adjourned meeting shall be given as in the case of the original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. Meetings may be adjourned more than once and nothing in Articles 81 and 82 shall limit any other power vested in the chairperson of the meeting to adjourn the meeting.

PARTICIPATION IN GENERAL MEETINGS

84.	The Board may make such arrangements it thinks fit to allow each person entitled to do so to attend and participate in any general meeting.

85.	Unless the notice of meeting specifies otherwise or the chairperson of the meeting decides otherwise, a general meeting will be deemed to take place where the chair of the meeting is physically present at the time of the meeting.

86.	Two or more persons who may not be in the same place as each other may attend and participate in a general meeting if they are able to exercise their rights to speak and, in the case of a person entitled to do so, to vote at that meeting. A person is able to exercise the right to speak at a general meeting if that person can communicate with all those attending the meeting while the meeting is taking place. A person entitled to do so is able to exercise the right to vote at a general meeting if that person can vote on each resolution put to the meeting (or, in relation to a poll, can vote within the required time frame) and, in deciding whether or not any such resolution is passed, that person’s vote can be taken into account at the same time as the votes of each other person attending the meeting.

87.	When deciding whether a person is attending or participating in a meeting by means of an electronic facility, it is immaterial where that person is or how that person is able to communicate with others who are attending and participating.

ELECTRONIC FACILITIES AND SATELLITE MEETINGS

88.	The Board may decide to let persons entitled to attend and participate in a general meeting do so by simultaneous attendance and participation by means of an electronic facility. A member present in person or by proxy at a general meeting by means of such an electronic facility shall be counted in the quorum for, and entitled to participate in, that meeting.

89.	The Board may also decide to let persons entitled to attend and participate in a general meeting do so by simultaneous attendance and participation at one or more satellite meeting place(s) anywhere in the world (referred to in these articles as a satellite meeting). A member present in person or by proxy at a satellite meeting shall be counted in the quorum for, and entitled to participate in, the general meeting. A satellite meeting will be treated as taking place at the same location as the principal place of the general meeting (see Article 85) and all the powers of the chairperson will apply to the satellite meeting.

90.	Any general meeting at which electronic facilities are available and any satellite meeting will be duly constituted and its proceedings valid if the chairperson is satisfied that adequate facilities are available to enable each member attending the meeting by whatever means and at all the meeting places to participate in the business for which the meeting has been called.

91.	Each person seeking to attend and participate in a general meeting by way of an electronic facility shall be responsible for having in place the necessary means to enable them to do so. Subject to the right of the chairperson to adjourn a general meeting under these Articles, the inability of any person to attend or participate in a general meeting by means of electronic facility, or any interruption to a person being so able, shall not invalidate the proceedings of that meeting.

92.	Where a person may participate at a general meeting by means of an electronic facility, any document required to be on display or available for inspection will be made available for the required period in electronic form to those persons entitled to inspect it and this will satisfy any such requirement.

CHANGES TO ARRANGEMENTS FOR GENERAL MEETINGS

93.	If the Board in its discretion considers that it is impracticable or undesirable to hold a general meeting on the date or at the time or place (or places in the case of a satellite meeting) stated in the notice calling the meeting or by means of the electronic facilities available for that meeting or if otherwise the Board in its discretion considers it appropriate to change other arrangements in relation to a general meeting, it may move the place of the meeting, postpone it or change, cancel or introduce any electronic facility or make other changes in respect of the meeting (or do any of these things). Notice of the date, time and place (or places in the case of a satellite meeting) of, or other changes in respect of, the rearranged meeting will be given as the Board in its discretion decide. Notice of the business of the meeting does not need to be given again.

94.	If a meeting is rearranged in accordance with Article 93, proxy appointments shall be valid if they are received not later than the last time by which a proxy appointment must be received pursuant to Article 112 in order to be valid for use at the rearranged meeting. The directors can also move, postpone, or make other changes in respect of, the rearranged meeting under this article (or do any of these things).

SECURITY

95.	The Board and/or the secretary may make any security arrangements and impose any restriction they consider to be appropriate, both before and during any general meeting, for the proper and orderly conduct of a meeting and/or the health and safety of people attending it. This authority includes power to arrange for any person attending the meeting to be searched and for items of personal property that may be taken into the meeting place to be restricted. The Board is entitled to refuse physical or electronic entry to a meeting to (or remove, physically or electronically from meetings) a person who fails to comply with these arrangements or otherwise causes the proceedings to become disorderly.

96.	Where a general meeting is held partly by means of an electronic facility, the board or the secretary may make any arrangement and impose any requirement or restriction that is necessary to ensure the identification of those taking part by this means and the security of the electronic facility.

VOTING

97.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

98.	A poll shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairperson of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was taken. The chairperson of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place and time fixed by the chairperson for the purpose of declaring the result of the poll.

99.	If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairperson of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairperson of the meeting, an amendment may be withdrawn before it is voted on. No amendment to a resolution duly proposed as a special resolution (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted on. No amendment to a resolution duly proposed as an ordinary resolution (other than a mere clerical amendment to correct a patent error) may be considered or voted on unless either:

(a)	at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice of the terms of the amendment and intention to move the same has been delivered in hard copy form to the Office or to such other place as may be specified by or on behalf of the Company for that purpose or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose; or

(b)	the chairperson of the meeting in their absolute discretion decides that it may be considered or voted upon.

100.	If any votes shall be counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment thereof, and not in that case unless it shall in the opinion of the chairperson of the meeting be of sufficient magnitude to affect the result of the voting.

VOTES OF MEMBERS

101.	Subject to Article 77 and to any special rights or restrictions as to voting attached by or by virtue of these Articles or any Statement of Rights to any shares or any class of shares, every member who is present in person shall have one vote for every share of which they are the holder or in respect of which they have been appointed proxy (as applicable).

102.	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register in respect of the joint holding.

103.	Where in Jersey or elsewhere an attorney, receiver, curator bonis or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf (whether in Jersey or elsewhere) to exercise power with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion, upon or subject to production of such evidence as they may require, permit such attorney, receiver, curator bonis or other person to vote in person or by proxy on behalf of such member at any general meeting.

104.	No member shall, unless the Board otherwise determines, be entitled to be present or to vote at any general meeting either in person or by proxy or upon any poll or to exercise any other right conferred by membership in relation to meetings of the Company in respect of any shares held by such member if any call or other sum presently payable by such member to the Company in respect of such shares remains unpaid.

105.	No objection shall be raised as to the admissibility of any vote (including, without limitation, in relation to the entitlement of any person to vote, the counting of votes which ought not to have been counted or which might have been rejected or not counting votes which ought to have been counted) except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairperson of the meeting whose decision shall be final and conclusive.

106.	On a poll a person present in person and entitled to more than one vote need not use all their votes or cast all their votes in the same way.

PROXIES AND CORPORATE REPRESENTATIVES

107.	A proxy need not be a member of the Company. A proxy shall be entitled to speak and vote.

108.	A member may appoint more than one person as their proxy in respect of the same meeting or resolution provided that the appointment of the proxy shall specify the number of shares in respect of which the proxy is appointed and only one proxy shall be appointed in respect of any one share. When two or more valid but differing appointments of proxy are delivered or received (regardless of its date or of the date of its signature) in respect of the same share for use at the same meeting, the one which is last delivered or received shall be treated as replacing and revoking the others as regards that share. Subject to the Companies Laws, the Board may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles. If the Board is unable to determine which was last delivered or received, none of them shall be treated as valid in respect of that share.

109.	The appointment of a proxy shall be made in writing and shall be in any usual or common form or in any other form or forms which the Board may approve. Subject thereto, the appointment of a proxy may be:

(a)	in hard copy form; or

(b)	if the Board so agrees, in electronic form (including by means of a website).

110.	The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed or authenticated in such manner as may be approved by or on behalf of the Board from time to time.

111.	The Board may, if it thinks fit (but subject to the provisions of the Companies Laws), at the Company's expense send forms of proxy in hard copy form for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or on the resolution concerned.

112.	Subject to the Law, the directors may determine (and must specify in the notice of meeting, or in the form of proxy notice) the latest time by which a proxy notice must be sent or delivered to a proxy notification address prior to the general meeting, or adjourned meeting, to which it relates for that proxy to be valid at the meeting.

113.	A proxy appointment which is not delivered or received in accordance with the provisions of these Articles shall be invalid. The Board may decide (in its absolute discretion), either generally or in any particular case, to treat a proxy appointment as valid, notwithstanding that the proxy appointment or any document or evidence has not been received in accordance with the requirements of these Articles.

114.	Where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)	the Board may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder;

(b)	that holder shall, if requested by or on behalf of the Board at any time, send or procure the sending of any written authority under which the appointment has been made, sent or supplied or a copy of such authority certified notarially or in some other way approved by the Board, to such address and by such time as may be specified in the request (being a time no earlier than the time by which the appointment of proxy is required to be delivered or received) and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c)	whether or not a request under paragraph (b) of this Article has been made or complied with, the Board may determine that it has insufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.

115.	The appointment of a proxy to vote on a matter at a meeting confers on the proxy authority to demand, or join in demanding, a poll on that matter. The appointment of a proxy shall also, unless it provides to the contrary, be deemed to confer authority on the proxy to vote or abstain from voting as the proxy thinks fit on any amendment of a resolution and on any procedural motion or resolution put to the meeting to which it relates and on any other business not referred to in the notice of meeting which may properly come before the meeting to which it relates. The appointment of a proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

116.	Any member or other person which is a body corporate may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares. A person so authorised and present at any such meeting shall be entitled to exercise the same powers on behalf of the body corporate which they represent as that body corporate could exercise if it were an individual member personally present, save that a Director, the Secretary or other person authorised for the purpose by the Secretary may require such person to produce a certified copy of the resolution of authorisation before permitting them to exercise their powers. A body corporate shall for the purposes of these Articles be deemed to be present in person at any such meeting if any person so authorised by it is present at the meeting. Where more than one person is authorised to represent a body corporate and more than one person purports to exercise a power on behalf of that body corporate:

(a)	if each such person purports to exercise the power in the same way, the power is treated as exercised in that way; and

(b)	if each such person does not purport to exercise the power in the same way, the power is treated as not exercised.

117.	A vote given by a proxy or by the duly authorised representative of a body corporate shall be valid notwithstanding the previous determination of the authority of the person voting unless notice of the determination was either delivered or received as mentioned in the following sentence at least three hours before the start of the meeting or adjourned meeting at which the vote is given or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of determination shall be either by means of a document in hard copy form delivered to, or in electronic form received at, the proxy notification address.

DTC SYSTEM VOTING ARRANGEMENTS

118.	Subject to the Companies Laws, for the purpose of facilitating the giving of voting instructions for any general meeting by any person who holds, or holds interests in, beneficial interests in Ordinary Shares that are held and traded in the DTC System:

(a)	each DTC Proxy may appoint (whether by way of instrument of proxy, power of attorney, mandate or otherwise) more than one person as its proxy in respect of the same general meeting or resolution provided that the instrument of appointment shall specify the number of shares in respect of which the proxy is appointed and only one proxy may attend the general meeting and vote in respect of any one share;

(b)	each DTC Proxy may appoint (by power of attorney, mandate or otherwise) an agent (including, without limitation, a proxy solicitation agent or similar person) for the purposes of obtaining voting instructions and submitting them to the Company on behalf of that DTC Proxy, whether in hard copy form or electronic form;

(c)	each instrument of appointment made by a DTC Proxy or its agent shall, unless the Company is notified to the contrary in writing at least three hours before the start of the meeting (or adjourned meeting), be deemed to confer on the relevant proxy or agent the power and authority to appoint one or more sub-proxies or sub-agents or otherwise sub-delegate any or all of its powers to any person;

(d)	the Board may accept any instrument of appointment made by a DTC Proxy or its agent as sufficient evidence of the authority of that DTC Proxy or agent or require evidence of the authority under which any such appointment has been made; and

(e)	the Board may, to give effect to the intent of this Article:

(i)	make such arrangements, either generally or in any particular case, as it thinks fit (including, without limitation, making or facilitating arrangements for the submission to the Company of voting instructions on behalf of DTC Proxies, whether in hard copy form or electronic form);

(ii)	make such regulations, either generally or in any particular case, as it thinks fit, whether in addition to, or in substitution for, any other provision of these Articles; and

(iii)	do such other acts and things as it considers necessary or desirable (including, without limitation, approving the form of any instrument of appointment of proxy or agent, whether in hard copy form or electronic form).

119.	If any question arises at or in relation to a general meeting as to whether any person has been validly appointed as a proxy or agent by a DTC Proxy or its agent to vote (or exercise any other right) in respect of any Ordinary Shares:

(a)	if the question arises at a general meeting, the question will be determined by the chairperson of the meeting in their sole discretion; or

(b)	if the question arises otherwise than at a general meeting, the question will be determined by the Board in its sole discretion.

The decision of the chairperson of the meeting or the Board (as applicable), which may include declining to recognise a particular appointment as valid, will, if made in good faith, be final and binding on all persons interested.

MEMBERS' WRITTEN RESOLUTIONS

120.	A resolution required by the Law or these Articles to be passed unanimously by all members may be passed as a resolution in writing by all members. A resolution in writing is passed unanimously by all members if it is signed by or on behalf of all members.

121.	Any resolution which may be passed at a general meeting or a class meeting (including a special resolution but excluding a resolution removing an auditor and a resolution of a type referred to in article 120) may be passed as a resolution in writing by a specified majority of members. A resolution in writing is passed by a specified majority of members if it is signed by or on behalf of members:

(a)	who would be entitled to vote if the resolution were proposed at a general meeting or a class meeting; and

(b)	who hold such number of shares as would be needed to pass that resolution on a poll at a general meeting or a class meeting.

122.	A resolution in writing passed unanimously by all members or passed by a specified majority of members will be as valid as if it had been passed at a general meeting or a class meeting.

123.	References in Articles 120 and 121 to a resolution in writing being signed by or on behalf of a member will be deemed to include a reference to:

(a)	a member signifying agreement to the resolution; or

(b)	someone acting on behalf of a member signifying agreement to the resolution.

DIRECTORS

124.	The number of Directors shall not be less than three but shall not be subject to a maximum.

125.	Any person appointed as a Director must be appropriately qualified. Such determination of qualification shall be made by the Board exercising reasonable business judgement at the time of approving the appointment.

126.	A Director and an alternate Director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any general meeting of the Company and at any separate meeting of the holders of any class of shares in the Company.

127.	Any Director who is appointed to any executive office (including for this purpose the office of the chairperson or deputy chairperson whether or not such office is held in an executive capacity) or who serves on any committee or who otherwise performs services which in the reasonable business judgment of the Board are outside the scope of the ordinary duties of a Director may be paid remuneration (in addition to any amounts receivable under Article 166) by way of salary, commission, bonus or otherwise (whether exclusive or inclusive of their remuneration (if any) under these Articles) as the Board may determine.

128.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with their office of Director, and may act in a professional capacity to the Company, on such terms as to tenure of office, remuneration and otherwise as the Board may determine.

129.	The Board may establish and maintain, or procure the establishment and maintenance of, any pension or superannuation funds (whether contributory or otherwise) for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances and emoluments to, any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or any such subsidiary or of any of the predecessors in business of the Company or any such other company as aforesaid, or who may be or have been Directors or officers of the Company or directors or officers of any such other company as aforesaid and who hold or have held executive positions or agreements for services with the Company or any such other company as aforesaid, and the wives, husbands, widows, widowers, families and dependants of any such persons, and also establish, subsidise and subscribe to any institutions, associations, societies, clubs or funds calculated to be for the benefit of, or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such person as aforesaid, and make payments for or towards the insurance of any such person as aforesaid and subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or for any public, general or useful object, and do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject (if the Companies Laws or the NASDAQ Rules (if applicable) shall so require) to particulars with respect to the proposed payment being disclosed to the members of the Company and to the proposal being approved by the Company by ordinary resolution, any Director who holds or has held any such executive position or agreement for services shall be entitled to participate in and retain for their own benefit any such donation, gratuity, pension, allowance or emolument.

130.	Subject to the provisions of the Companies Laws and these Articles, the Board may from time to time appoint one or more of its body to be holder of any executive office (including, where considered appropriate, the office of chairperson or deputy chairperson or chief executive) on such terms and for such period as they may determine and, without prejudice to any claim for damages under any contract entered into in any particular case, may at any time revoke any such appointment.

131.	The appointment of any Director to the office of chairperson or deputy chairperson or managing or joint managing or deputy or assistant managing director or chief executive shall, unless the Board resolves otherwise within 10 clear days of the relevant event, automatically terminate if they cease to be a Director, but without prejudice to any claim by either the Company or the Director for damages for breach of any contract between the Director and the Company.

132.	The appointment of any Director to any executive office shall, unless the Board resolves otherwise within 10 clear days of the relevant event, automatically terminate if they cease from any cause to be a Director, unless the contract or resolution under which they hold office shall expressly state otherwise, in which event such termination shall be without prejudice to any claim by either the Company or the Director for damages for breach of any contract between the Director and the Company.

APPOINTMENT AND RETIREMENT OF DIRECTORS

133.	The Directors, other than those who may be elected by the holders of any Preferred Shares, shall be classified, with respect to the term for which they severally hold office, into three classes, the Class I Directors, the Class II Directors and the Class III Directors (each a Director Class). The Initial Class I Directors shall serve for a term expiring at the annual general meeting of the Company to be held in 2025, the Initial Class II Directors shall serve for a term expiring at the annual general meeting of the Company to be held in 2026 and the Initial Class III Directors shall serve for a term expiring at the annual general meeting of the Company to be held in 2027. Upon the expiration of the term of office of a Director of a particular Director Class, that Director shall be eligible for re-election pursuant to Article 134. At each annual general meeting of the Company, Directors who are either re-elected or deemed re-elected at such annual general meeting or who are elected to succeed those Directors whose terms expire shall be elected or re-elected for a term of office to expire at the third succeeding annual general meeting of the Company after their election or re-election. Notwithstanding the foregoing, the Directors elected to each Director Class shall hold office until their successors are duly appointed or elected and qualified or until their earlier death, resignation, disqualification or removal.

134.	The Company at the meeting at which a Director's term of office expires under Article 133 may by ordinary resolution fill the vacated office by re-electing thereto the Director whose term of office expires or electing some other person eligible for appointment. In default the Director whose term of office expires shall be deemed to have been re-elected except in any of the following cases:

(a)	where at such meeting it is expressly resolved not to fill the vacancy;

(b)	where a resolution for the re-election of the Director whose term of office expires is put to the meeting and lost; or

(c)	where the Director whose term of office expires has given notice to the Company that they are unwilling to be re-elected.

135.	The expiration of a Director's term of office shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the Director whose term of office expires or a resolution for their re-election is put to the meeting and lost and accordingly a Director whose term of office expires but who is re-elected or deemed to have been re-elected (and their alternate, if any) will continue in office without break.

136.	The Company may by ordinary resolution remove any Director from office notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim they may have for damages for breach of any such agreement.

137.	Subject to the provisions of the Companies Laws and of these Articles, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of Directors (as determined by the Board), shall be filled only by the affirmative vote of a majority of the remaining Directors, even if less than a quorum of the Board, or by a sole remaining director.

138.	Any Director:

(a)	elected or re-elected under Article 134 shall be of the same Director Class as the Director whose term has expired under Article 133;

(b)	elected in accordance with Article 137 to fill a vacancy on the Board shall be treated as being of the same Director Class as the Director in whose place they are appointed; and

(c)	appointed in accordance with Article 137 as the result of any newly created directorships resulting from any increase in the number of Directors shall be of such Director Class as the Board shall determine.

139.	A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

140.	No person other than a Director whose term of office expires at the meeting shall, unless recommended by the Board for election, be eligible for appointment as a Director at any general meeting.

141.	In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of notice as described in Article 140.

142.	Notice to the Company from any relevant member or members sent pursuant to Article 140 shall set forth each person whom the member or members propose to nominate for election or re-election as a Director and all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required. At the request of the Board, any person nominated by the Board for election as a Director shall furnish to the Company the information that would be required to be set forth in a member's notice set out in Article 140 that pertains to the nominee.

143.	No person shall be eligible to be nominated by a member to serve as a Director unless nominated in accordance with the procedures set forth in these Articles. The chairperson of the annual general meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed hereby, and if they should so determine, they shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions, unless otherwise required by Law, if the member (or a qualified representative of the member) does not appear at any such meeting of the Company to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Article 143, to be considered a qualified representative of the member, a person must be a duly authorised officer, manager or partner of such member or must be authorised in writing by such member or an electronic transmission delivered by such member to act for such member as proxy at the meeting of members and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

144.	Without limiting the foregoing provisions, a member shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in these Articles, provided that any references in these Articles to the Exchange Act or such rules and regulations are not intended to and shall not limit any requirements applicable to nominations pursuant to these Articles, and compliance with these Articles shall be the exclusive means for a member to make nominations.

145.	The office of a Director shall be vacated in any of the following events, namely:

(a)	the term of office expires in accordance with Article 133 and the Director is not re-elected in accordance with Article 134;

(b)	if the Director shall become prohibited or disqualified by law or the NASDAQ Rules (if applicable) from acting as a Director;

(c)	if the Director shall resign in writing under their hand left at the Office or if they shall tender their resignation and the Board shall resolve to accept the same;

(d)	if the Director shall become bankrupt or shall make any arrangement with or compound with their creditors generally;

(e)	a registered medical practitioner who has examined the Director gives a written opinion to the Company stating that the Director has become physically or mentally incapable of acting as a director and may remain so for more than three months; or by reason of their mental health a court having jurisdiction (whether in Jersey or elsewhere) makes an order which wholly or partly prevents that Director from personally exercising any powers or rights which that Director would otherwise have and, in either case, the board resolves that the office of that Director be vacated;

(f)	if the Director shall be absent from meetings of the Board for six months without leave and the Board shall resolve that such Director's office be vacated;

(g)	if the Director shall be requested in writing signed by not less than three quarters of the other Directors stating that they should cease to be a Director. In calculating the number of Directors who are required to sign such request, (i) an alternate director appointed by the Director acting in their capacity as such shall be excluded; and (ii) a Director and any alternate director appointed by such Director and acting in their capacity as such shall constitute a single Director for this purpose, so a signature by either shall be sufficient;

(h)	if the Director shall be removed from office as provided by Article 136; or

(i)	in the case of a Director other than the Chairperson and any Director holding an executive office, if the Board shall resolve to require that Director to resign in accordance with paragraph (b) above and within 30 days of such resolution, that Director shall fail to do so.

146.	Notwithstanding any other provision of these Articles, whenever the holders of one or more classes or series of Preferred Shares shall have the right, voting separately as a class or series, to elect Directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Statement of Rights applicable thereto, and such Directors so elected shall not be subject to the provisions of Articles 133 to 145 unless otherwise provided therein and shall not count towards any relevant thresholds in Articles 133 to 145.

ALTERNATE DIRECTORS

147.	Subject to Article 149, any Director (other than an alternate director) may:

(a)	appoint another Director or, with the approval of the Board, any other person (who is not disqualified by law from being a director of a company) to be the Director's alternate; and

(b)	remove the alternate from office at any time,

in each case by notice in writing to the Company (in hard copy form or electronic form).

148.	An alternate director may not be appointed as an alternate for more than one director.

149.	An alternate director must reside for tax purposes in the same jurisdiction as the director for which they are appointed as alternate.

150.	A director may appoint more than one alternate, but only one alternate may, at any one time, act on behalf of that director.

151.	An alternate director ceases to hold office if:

(a)	the alternate's appointor ceases to be a Director;

(b)	the alternate's appointor removes the alternate;

(c)	the alternate's appointment expires;

(d)	the alternate resigns; or

(e)	an event occurs which, if the alternate were a director, would cause the alternate to vacate that office.

(f)	An alternate director is:

(i)	responsible for the alternate's own acts and omissions; and

(ii)	not an agent of the alternate's appointor.

152.	An alternate director is entitled to:

(a)	receive notice of each directors' meeting, each meeting of any committee of which the alternate's appointor is a member and any directors' written resolution;

(b)	attend and vote at any directors' meeting or committee meeting at which the alternate's appointor is not present and exercise all powers and perform all the duties of the alternate's appointor at the meeting and generally perform all the functions of the alternate's appointor as a director in the alternate's appointor's absence;

(c)	sign any directors' written resolution or agree to it in writing if the alternate's appointor is unable to do so for any reason;

(d)	a separate vote for the appointor the alternate represents in addition to any vote the alternate has in the alternate's own right if the alternate is a Director; and

(e)	be paid or reimbursed for any expenses properly incurred by the alternate but the alternate is not entitled to any fees or other compensation from the company.

PROCEEDINGS OF DIRECTORS

153.	Directors' meeting shall be held at least four times per year. The Board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Any Director may waive notice of any meeting and any such waiver may be retrospective.

154.	Notice of a meeting of the Board shall be deemed to be properly given to a Director if given to them personally or by word of mouth or sent in hard copy form to him at their last known address or at any other address given by the Director to the Company for this purpose or sent in electronic form to the address (if any) notified by him to them Company for that purpose.

155.	Directors' meetings shall be held at least quarterly in any such location as is specified in the meeting notice. All or any of the Directors may participate in a meeting of the Board by any lawful means including by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear and speak to each other at the same time. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly.

156.	The quorum for a meeting necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be three and may not be fixed at a number less than three. A meeting of the Board at which a quorum is present shall be competent to exercise all authorities, powers and discretions for the time being vested in or exercisable by the Board.

157.	The continuing Directors may act notwithstanding any vacancy in their number, but if and so long as the number of Directors participating, in accordance with Article 155, in such meeting is reduced below the minimum number fixed by or in accordance with these Articles or if a majority of the Directors are resident outside of the United Kingdom, the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

158.	The Board may elect a chairperson and, if thought fit, one or more deputy chairpersons and determine the period for which each is to hold office. The chairperson, failing whom a deputy chairperson (to be chosen, if there be more than one, by agreement amongst them or failing agreement by lot), shall preside at all meetings of the Board, but if no chairperson or deputy chairperson shall have been elected, or if at any meeting none be present within five minutes after the time appointed for holding the meeting or none be willing to act, the Directors participating, in accordance with Article 155, may choose one of their number to be chairperson of the meeting.

159.	A resolution in writing signed or approved by a majority of the Directors entitled to vote on that resolution shall be as valid and effective as a resolution passed at a meeting of the Directors duly convened. The resolution may be contained in one document (whether in hard copy or in electronic form) or in several documents (whether in hard copy or electronic form) each signed or approved by one or more of the Directors concerned. For this purpose:

(a)	the signature or approval of an alternate director (if any) shall suffice in place of the signature of the Director appointing him; and

(b)	the approval of a Director or alternate director shall be given in writing or by electronic means (including approval given in an email).

DIRECTORS' INTERESTS AND CONFLICTS OF INTEREST

160.	A Director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company or any of its subsidiaries which to a material extent conflicts or may conflict with the interests of the Company and of which the Director is aware must declare the nature and extent of that interest in accordance with the requirements of the Companies Laws and in compliance with any procedures for related party disclosures and conflicts of interest disclosures adopted by the Board from time to time.

161.	Subject to the provisions of the Companies Laws and provided that they have declared the nature and extent of any direct or indirect interest of theirs in accordance with Article 160 and the Companies Laws, a Director, notwithstanding their office, may:

(a)	be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is directly or indirectly interested;

(b)	hold any other office or place of profit with the Company (except that of auditor) in conjunction with the office of Director for such period and on such terms, including as to remuneration, as the Board may determine;

(c)	act by themselves or through a firm with which they are associated in a professional capacity for the Company or any of its subsidiaries or any company in which the Company is directly or indirectly interested (otherwise than as auditor) on such terms, including as to remuneration, as the Board may determine;

(d)	be or become a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested (including by the holding of shares or other securities) in, any subsidiary of the Company or any company in which the Company is directly or indirectly interested; and

(e)	be or become a director of any company in which the Company is not directly or indirectly interested if, at the time of their appointment as a director of that other company, such appointment cannot reasonably be regarded as giving rise to a conflict of interest.

162.	A Director shall not, by reason of their office or the fiduciary relationship thereby established, be liable to account to the Company for any remuneration or other benefit which they derive from any transaction or arrangement or from any office, employment, position or relationship or from any interest in any company which they are permitted to hold or enter into by virtue of Article 161 or otherwise pursuant to these Articles, nor shall the receipt of any such remuneration or other benefit constitute a breach of their duties under the Companies Laws or otherwise. No transaction or arrangement shall be liable to be avoided on the grounds of a Director having an interest therein (including deriving a benefit therefrom) if the interest is permitted under Article 161.

163.	A Director may, notwithstanding their interest, be counted in the quorum in relation to any resolution of the Board or a committee of the Board concerning any transaction or arrangement in which they are directly or indirectly interested and, subject to the provisions of Article 160, they may vote in respect of any such resolution unless prohibited from doing so pursuant to the NASDAQ rules and/or any policies adopted by the Board from time to time in relation to related party disclosures and conflicts of interest disclosures. In the event any uncertainty arises as to whether an interested Director is permitted to vote in relation to a resolution, the Directors (other than the Director in question and any other Director with a similar interest) may determine whether or not the Director in question (or those Directors) are so permitted.

164.	A Director may, notwithstanding their interest, be counted in the quorum in relation to any resolution of the Board or a committee of the Board concerning their own appointment (or the settlement or variation of the terms of, or the termination of, their own appointment) as the holder of any office or place of profit with the Company or any subsidiary of the Company or any company in which the Company is directly or indirectly interested, but they may not vote in respect of any such resolution.

165.	Where proposals are under consideration concerning the appointment (or the settlement or variation of the terms of the appointment or the termination of the appointment) of two or more Directors to offices or places of profit with the Company or any subsidiary of the Company or any company in which the Company is directly or indirectly interested, such proposals may be divided and considered in relation to each Director separately. In such a case, each of the Directors concerned shall be entitled to vote in respect of each resolution except that concerning their own appointment (or the settlement or variation of the terms, or the termination, of their own appointment).

DIRECTORS' FEES

166.	Without prejudice to Articles 127, 128 and 167, the Directors (other than alternate Directors) shall be entitled to receive by way of fees for their services as Directors such sum as the Board may from time to time determine. Any fees payable pursuant to this Article shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to any other provisions of these Articles and shall accrue from day to day. For the purpose of this Article, the terms "sum" and "fees" include the issue of shares in the capital of the Company and/or the grant of options, warrants or other rights in or over such shares.

DIRECTORS' EXPENSES

167.	Each Director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by them in or about the performance of their duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company.

BORROWING POWERS

168.	The Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

GENERAL POWERS OF DIRECTORS

169.	The business of the Company shall be managed and controlled by the Board, who may exercise all such powers of the Company as are not by the Companies Laws or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Companies Laws and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by an ordinary resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Board which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

170.	The Board may delegate any of its powers to committees consisting of such person or persons (whether Directors or not) upon such terms and conditions and with such restrictions as it thinks fit, subject always to the Board's continuing duty to exercise reasonable and proper supervision over any committee to which such delegated powers are conferred. Any such delegation may be collateral with, or to the exclusion of, the powers which are the subject of the delegation. Any committees so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Board, the Board will review any delegated powers regularly and any or all of the powers so delegated may be altered, waived, withdrawn or revoked by the Board.

171.	The meetings and proceedings of any such committee consisting of two or more members shall be governed by any regulations imposed on it by the Board and (subject to any such regulations) the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable.

172.	The Board may delegate any of its powers to any Director upon such terms and conditions and with such restrictions as it may resolve. Any such delegation (which may include authority to sub-delegate all or any of the powers so delegated) may be collateral with, or to the exclusion of, the powers which are the subject of the delegation (or sub-delegation). Any or all of the powers so delegated may be altered, waived, withdrawn or revoked by the Board.

173.	The Board may by power of attorney, mandate or otherwise appoint any person to be the agent of the Company on such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate), subject always to the Board's continuing duty to exercise reasonable and proper supervision over any person to whom such delegated powers are conferred. The Board may remove any person appointed under this Article and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

174.	Any power of the Board to delegate any of its powers (and the power to sub-delegate powers) under these Articles shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee of the Board.

175.	Any power of the Board to delegate any of its powers under these Articles (and the power to sub-delegate) shall be subject to any regulations adopted by the Board from to time, and to the Board's continuing duty to exercise reasonable and proper supervision over any person to whom the Board has delegated powers.

176.	All acts done by or in pursuance of a resolution of any meeting of the Board or of a committee of the Board or by a person acting as a Director or alternate Director or as a member of a committee shall, notwithstanding that there was some defect in the appointment of any Director or alternate Director or member of a committee or that any such person was disqualified or had vacated office or was not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or alternate Director or member of a committee and had been entitled to vote.

177.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

178.	If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Board may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the members in respect of such uncalled capital, and to sue in the name of the Company or otherwise for the recovering of moneys becoming due in respect of calls so made and to give valid receipts for such moneys, and the power so delegated shall subsist during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

SECRETARY

179.	The Secretary shall be qualified in accordance with the provisions of the Companies Laws and shall be appointed by the Board on such terms and for such period as it may think fit. The Secretary may at any time be removed from office by the Board, but without prejudice to any claim for damages for breach of any contract between the Secretary and the Company. The Board may appoint one or more deputy or assistant secretaries.

180.	Any provision of the Companies Laws or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

181.	No person who is resident for tax purposes outside of the United Kingdom may be appointed as a Secretary (but this Article shall not prevent the appointment of an assistant secretary in Jersey).

THE SEAL

182.	The Company may exercise the powers conferred by the Companies Laws with regard to seals and such powers shall be vested in the Board.

183.	The Board shall provide for the safe custody of every Seal.

184.	The Board may determine who shall sign any instrument to which a Seal is applied, either generally or in relation to a particular instrument or type of instrument and may also determine, either generally or in any particular case, that such signatures shall be dispensed with.

185.	Unless otherwise decided by the Board:

(a)	certificates for shares, debentures or other securities of the Company issued under Seal need not be signed; and

(b)	every other instrument to which a Seal is applied shall be signed by at least one Director and the Secretary or by at least two Directors or by one Director in the presence of a witness (physically or via video teleconferencing facility) who attests the signature.

AUTHENTICATION OF DOCUMENTS

186.	Any officer or any person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from any document affecting the constitution of the Company (whether in hard copy form or in electronic form) and any resolution passed by the Company or the holders of any class of shares in the capital of the Company or the Board or any committee of the Board (whether in hard copy form or in electronic form), and any book, record, document relating to the business of the Company (whether in hard copy form or in electronic form and including without limitation the accounts). Where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid (whether in hard copy form or in electronic form and including without limitation the accounts). If certified as aforesaid, a document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Board or any committee of the Board (whether in hard copy form or in electronic form) shall be conclusive evidence in favour of all persons dealing with the Company in good faith and relying thereon that such resolution has been duly passed or, as the case may be, that such minutes are or extract is true and accurate record of proceedings at a duly constituted meeting.

DISTRIBUTIONS AND DIVIDENDS

187.	The Board may authorise and pay distributions (in cash or otherwise) at any time in accordance with the Law.

188.	In addition to the powers conferred on the Board by Article 187, subject to the provisions of the Companies Laws, these Articles and any Statement of Rights, a distribution may be identified and declared by the Board as a dividend. A distribution declared and paid in accordance with the provisions of this Article and identified as a dividend shall be a dividend.

189.	The Board may fix the time for payment of any distribution or dividend.

190.	Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, a distribution, dividend or any other money payable in respect of a share can be declared in any currency and paid in any currency or currencies. The Board shall have the power to decide the basis of conversion for any currency conversions that may be required and how any costs involved are to be met (including whether such costs shall be payable by the member) and to make such arrangements as it thinks fit to enable any distribution, dividend or other money payable in respect of a share to be paid in a currency or currencies other than that in which the distribution or dividend is declared or other money is expressed to be payable. The Board may deduct from the amount of any distribution or dividend or other money payable in respect of a share any fees, expenses, taxes or governmental charges payable by the member in respect of that distribution, dividend or other payment.

191.	Unless and to the extent that the rights attached to any shares or the terms of issue thereof provide otherwise, all distributions and dividends shall be apportioned and paid pro rata according to the number of shares held. If any share is not fully paid up throughout the period in respect of which the distribution or dividend is paid, that share shall only carry the right to receive a distribution or dividend calculated according to the amounts paid on the share during any portion or portions of the period in respect of which the dividend or distribution is paid. For the purposes of this Article, no amount paid on a share in advance of call shall be treated as paid on the share.

192.	Subject to the provisions of the Companies Laws and any Statement of Rights, if and so far as in the opinion of the Board the financial position of the Company justifies such payments, the Board may pay the fixed distribution or dividend on any class of shares carrying a fixed distribution or dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim distributions or dividends of such amounts and on such dates and in respect of such periods as it thinks fit. A resolution of the Board declaring any such distribution or dividend shall (once published with their authority) be irrevocable and have the same effect as if such distribution or dividend had been declared upon the recommendation of the Board by an ordinary resolution of the Company. Provided the Board acts bona fide it shall not incur any responsibility to the holders of shares conferring a preference for any damage they may suffer by reason of the payment of any interim distribution or dividend on any shares having deferred or non-preferred rights.

193.	Subject to the provisions of the Companies Laws, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Board in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Board be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

194.	No distribution, dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

195.	The Board may retain any distribution, dividend or other moneys payable on or in respect of any share:

(a)	on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities, or engagements in respect of which the lien exists; or

(b)	in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

196.	The Company may cease to send any cheque or warrant through the post for any distribution, dividend or other moneys payable on or in respect of any share if in respect of at least three consecutive distributions or dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed, or the cheque or warrant in respect of any one distribution or dividend has been returned undelivered or remains uncashed and reasonable enquiries have failed to establish any new address of the holder, but may recommence sending cheques or warrants in respect of distributions or dividends payable on those shares if the holder or person entitled thereto requests such recommencement by notice to the Company.

197.	All unclaimed distributions, dividends or other moneys payable on or in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment by the Board of any such distribution, dividend or other moneys into a separate account shall not constitute the Company a trustee in respect thereof and any distribution or dividend unclaimed after a period of twelve years from the date of declaration of such distribution or dividend or the date on which such distribution or dividend became due for payment shall be forfeited and shall revert to the Company, but the Board may at its discretion pay any such distribution, dividend or such other moneys or some part thereof to a person who would have been entitled thereto had the same not reverted to the Company.

198.	Subject to the Companies Laws, the Board may specify that payment of a dividend be made in whole or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company). The Board shall have the power to decide how any costs relating to the distribution of such assets will be met, to sell all or a portion of such assets to fund the payment of any applicable taxes or governmental charges and generally to make such arrangements in connection with the distribution of such assets as it thinks fit. Where any legal, regulatory, technical or practical difficulty arises in regard to such distribution under the laws of, or the requirements of any relevant regulatory body or any stock exchange in, any jurisdiction, the Board may make such exclusions or arrangements to settle the same as it thinks expedient and may, in particular, authorise any person to sell and transfer any assets or fractions or ignore fractions altogether, fix the value for distribution purposes of such specific assets or any part thereof to be distributed and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Board. The Board may authorise any person to sign any instrument of transfer for the purposes of effecting a sale and transfer of any assets or fractions thereof pursuant to this Article.

199.	Any distribution, dividend or other moneys payable in cash or in respect of a share may be paid by cheque or warrant sent through the post to or left at the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person and such address as such member or person may by notice direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such persons as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may by notice direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the moneys represented thereby. In addition any such distribution, dividend or other moneys may at the discretion of the Board be paid by any bank or other funds transfer system or such other means and to or through such person as the holder or joint holders or person or persons entitled to the relevant share in consequence of the death or bankruptcy of the holder may by notice direct and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions.

200.	If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any distribution, dividend or other moneys payable or property distributable on or in respect of the share.

201.	The waiver in whole or in part of any distribution or dividend on any shares by any document shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

RESERVES

202.	The Board may from time to time set aside out of the profits of the Company and carry to reserve such sums as it thinks proper which, at the discretion of the Board, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Board may from time to time designate the reserves or any part thereof for such purposes or in such manner as it thinks fit. The Board may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the Board shall comply with the provisions of the Companies Laws.

CAPITALISATION OF RESERVES

203.	The Board may resolve to capitalise any sum standing to the credit of any of the Company's reserve accounts or any sum standing to the credit of the profit and loss account (provided that such sum is not required for paying the distributions or dividends on any shares carrying a fixed cumulative preferential distribution or dividend) and authorise the Board to appropriate the sum resolved to be capitalised to the holders of shares in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend on the shares and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by them respectively or in or towards paying up in full unissued shares or debentures of the Company equal to such unpaid sum, such shares or debentures to be allotted and distributed credited as fully paid up to and amongst them in the proportion aforesaid or partly in one way and partly in the other.

204.	The Board may, in respect of any distribution, distributions, dividend or dividends, resolve to offer to holders of Ordinary Shares the right to elect to receive in lieu of such distribution or dividend (or part thereof) an allotment of additional Ordinary Shares credited as fully paid. In any such case the following provisions shall apply:

(a)	the basis of allotment shall be determined by the Board so that each holder of Ordinary Shares is entitled to such number of new Ordinary Shares whose aggregate value is as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the distribution or dividend that such holder has elected to forgo. For this purpose, the value of an Ordinary Share shall be equal to the final reported per share closing price as quoted for the Ordinary Shares on NASDAQ, on the day on which quotations in respect of the Ordinary Shares are first given ex the relevant dividend and the four subsequent dealing days or calculated in such other manner as may be specified by the ordinary resolution;

(b)	the Board shall give notice to holders of Ordinary Shares of the right of election accorded to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(c)	the distribution or dividend (or that part of the distribution or dividend in respect of which a right of election has been accorded) shall not be payable in cash on Ordinary Shares in respect of which an election has been made and in lieu thereof additional Ordinary Shares shall be allotted to the holders of such shares on the basis of allotment determined as aforesaid. For that purpose, the Board shall appropriate out of any amount for the time being standing to the credit of reserves or profit and loss account as the Board may determine a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of new Ordinary Shares on such basis;

(d)	the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant distribution or dividend (or share election in lieu); and

(e)	the Board may on any occasion determine that rights of election shall not be made available to any holders of Ordinary Shares with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

205.	Whenever the Board resolves as mentioned in Articles 203 and/or 204, it shall make all necessary appropriations, applications and allotments to give effect to such resolution. The Board shall have the power to decide how any costs relating to the distribution will be met and to sell all or a portion of such shares or debentures to fund the payment of any applicable taxes or governmental charges and generally make such arrangements in connection with the distribution as it thinks fit. Without limiting the generality of the foregoing, the Board may:

(a)	make such exclusions or arrangements as it thinks fit to settle any legal, regulatory, technical or practical difficulty arising in relation to the distribution under the laws of, or the requirements of any relevant regulatory body or any stock exchange in, any jurisdiction;

(b)	make such arrangements as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned);

(c)	authorise any person to enter, on behalf of all relevant members, into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares or debentures to which they may be entitled upon such capitalisation or (as the case may require) for the payment by the Company on their behalf, by the application thereto of their respective interests in such capitalised sum, of the amounts or any part of the amounts remaining unpaid on their existing shares and for matters incidental thereto and any agreement made under any such authority shall be effective and binding on all concerned; and

(d)	authorise any person to sign any instrument of transfer (if required) for the purposes of effecting a sale and transfer of any shares or debentures or fractions thereof pursuant to this Article.

RECORD DATES

206.	Notwithstanding any other provision of these Articles, the Company or the Board may fix any date as the record date for any dividend, distribution, offer, allotment or issue and such record date may be on or any time before or after any date on which the dividend, distribution, offer, allotment or issue is declared, paid or made provided always that for so long as any shares of the Company are listed on NASDAQ, any such record date shall comply with the NASDAQ Rules and any applicable requirements of the Securities and Exchange Commission.

REGISTER

207.	The Directors shall keep, or cause to be kept, at the Transfer Office (but in relation to the Principal Register not, for the avoidance of doubt, at a place outside Jersey), the Register in the manner required by the Companies Laws. Except as provided by Article 208, no counter-part or branch of the Register shall be maintained outside Jersey and no copy of the Register, list, record or information in respect of the members of the Company kept or maintained outside Jersey shall constitute the Register or any part of the Register. Except as provided by Article 201, the Company shall not be bound to recognise any interest or right in respect of any share by virtue of it being contained or recorded in such copy of the Register or that list, record or information (as the case may be) kept or maintained outside Jersey.

208.	Subject to the provisions of the Companies Laws, the Company may keep an overseas branch register in any country, territory or place (other than in the United Kingdom). The Board may (subject to the requirement that no overseas branch register shall be kept in the United Kingdom) make and vary such regulations as it may think fit in relation to the keeping of any such overseas branch register, including any regulations regarding the transfer of shares from such overseas branch register to the Register, the transfer of shares from the Register to such overseas branch register or the inspection of the overseas branch register. For so long as the shares of the Company are listed on NASDAQ, the Company shall maintain a US Branch Register.

209.	For so long as the shares of the Company are listed on NASDAQ, all members shall have their shares registered on the US Branch Register unless the Board otherwise resolves. The Board may take such action as it deems necessary to transfer any shares from the Principal Register or any other Register to the US Branch Register. Each Director (acting alone) will be deemed to have been appointed as the agent of any holder with shares registered on any Register other than the US Branch Register with full power to execute, complete and deliver, in the name of and on behalf of the holder, any transfer form or other documents necessary to transfer such shares from the relevant Register to the US Branch Register. Such appointment is:

(a)	made with effect from the later of (i) the holder becoming the holder of such shares and (ii) any share in the Company being listed on NASDAQ; and

(b)	irrevocable for a period of one year thereafter.

MINUTES AND BOOKS

210.	The Board shall cause minutes to be made:

(a)	of all appointments of officers made by the Board;

(b)	of the names of the Directors present at each meeting of the Board and of any committee of the Board; and

(c)	of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Board and of committees of the Board.

Any such minutes if purporting to be signed by the chairperson of the meeting at which the proceedings took place, or by the chairperson of the next following meeting, shall be sufficient evidence, without any further proof, of the facts therein stated.

211.	Any register, index, minute book, book of account or other book required by these Articles or the Companies Laws to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Board shall take adequate precautions for guarding against falsification and for facilitating its discovery.

212.	Any register, index, minute book, book of account or other book or document of the Company shall always be open to the inspection of the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right to inspect any book or document of the Company except as conferred by the Companies Laws or as ordered by a court of competent jurisdiction or as authorised by the Board and the Board shall (subject to the provisions of the Companies Laws) determine at what times and under what conditions any such right may be exercised.

213.	Subject to the Companies Laws, any register (other than the Register), index, minute book, book of account or other book or document of the Company may be kept in the United Kingdom.

ACCOUNTS

214.	Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Companies Laws shall be kept at the Office or (subject to the provisions of the Companies Laws) at such other place as the Board thinks fit.

AUDITORS

215.	Auditors shall be appointed and their duties, powers, rights and remuneration regulated in accordance with the provisions of the Companies Laws.

216.	Subject to the provisions of the Companies Laws, all acts done by persons acting as Auditors shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in their appointment or that they were at the time of their appointment not qualified for appointment.

217.	The Auditors shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns them as Auditors.

COMMUNICATIONS

Communications to be in writing

218.	Any notice or other communication to be given to or by any person pursuant to these Articles (other than a notice convening a meeting of the Board or of a committee of the Board) shall be in writing.

Communications to the Company

219.	Subject to the Companies Laws and except where otherwise expressly stated in these Articles, any document or information to be sent or supplied to the Company (whether or not such document or information is required or authorised under the Companies Laws) shall be in hard copy form or, subject to Article 220, be sent or supplied in electronic form.

220.	Subject to the Companies Laws, a document or information may be given to the Company in electronic form only if it is given in such form and manner and to such address as may have been specified by the Board from time to time for the receipt of documents in electronic form. The Board may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such document or information given to it in electronic form.

221.	A communication sent to the Company by electronic means shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

Communications by the Company

222.	The Company may send or supply any document or information to a member in hard copy form:

(a)	personally; or

(b)	by sending or supplying it by post in a pre-paid envelope addressed to the member at their registered address or by leaving it at that address in an envelope addressed to the member.

223.	Subject to the Companies Laws, a document or information may be sent or supplied by the Company in electronic form to any member who has agreed (generally or specifically) that a document or information may be sent or supplied in electronic form and has not revoked that agreement. Where a document or information is sent or supplied by electronic means, it may only be sent or supplied to an address specified for that purpose by the member.

224.	A document or information may be sent or supplied by the Company to a member by being made available on a website unless that member has notified the Company in writing that it wishes to receive documents in hard copy form, or in an electronic form pursuant to Article 223. A document or information sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient:

(a)	to read it; and

(b)	to retain a copy of it.

225.	If a document or information is sent or supplied by means of a website, the Company must notify the intended recipient of:

(a)	the presence of the document or information on the website;

(b)	the address of the website and the place on the website where it may be accessed; and

(c)	how to access the document or information.

226.	Any document or information made available on a website will be maintained on the website for the period of 28 days beginning with the date on which notification is given under Article 225 above, or such shorter period as may be decided by the Board. A failure to make a document or information available on a website throughout the period mentioned in this Article shall be disregarded if:

(a)	it is made available on the website for part of that period; and

(b)	the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable for the Company to prevent or avoid.

227.	If a member has been asked individually by the Company to agree that the Company may send or supply documents or information generally, or specific documents or information, to the member by means of a website and the Company does not receive a response within a period of 28 days beginning with the date on which the Company's request was sent (or such longer period as the Board may specify), such member will be deemed to have agreed to receive such documents or information by means of a website in accordance with Article 224 above (save in respect of any documents or information as may be required to be sent in hard copy form pursuant to the Companies Laws). A member can revoke any such deemed election in accordance with Article 228 below.

228.	Any amendment or revocation of a notification given to the Company or agreement (or deemed agreement) under these Articles shall only take effect if in writing, signed (or authenticated by electronic means) by the member and on actual receipt by the Company thereof.

229.	Where these Articles require or permit a document to be authenticated by a person by electronic means, to be valid it must incorporate the electronic signature or personal identification details of that person, in such form as the Directors may approve, or be accompanied by such other evidence as the Directors may require to satisfy themselves that the document is genuine.

230.	In the case of joint holders of a share:

(a)	all documents or information shall be given to the joint holder whose name stands first in the Register in respect of the joint holding and any document or information so given shall be deemed for all purposes given to all the joint holders; and

(b)	anything to be agreed or specified in relation to any document or information to be given to them may be agreed or specified by any one of the joint holders and any such agreement or specification shall be deemed for all purposes to be agreed or specified by all the joint holders. The agreement or specification of the joint holder whose name stands first in the Register in respect of the joint holding shall be accepted to the exclusion of the agreement or specification of any of the other joint holders.

231.	If a member (or, in the case of joint holders, the person first named in the Register) has a registered address outside of Jersey, the United Kingdom or the USA but has notified the Company of an address within Jersey, the United Kingdom or the USA at which documents or information may be given to him, they shall be entitled to have documents or information given to them at that address or, where applicable, to be notified at that address of the availability of documents or information on a website. Alternatively, if a member has a registered address outside Jersey, the United Kingdom or the USA, they may give the Company an address for the purposes of communications in electronic form in which event, subject to these Articles, documents or information may, at the Company's absolute discretion, be sent to them at that address. Otherwise, no such member shall be entitled to receive any document or information from the Company.

232.	If on at least three consecutive occasions any document or information sent to a member by post at their registered address or their address at which documents or information may be given to them has been returned undelivered, such member shall not thereafter be entitled to receive any document or information from the Company until they shall have communicated with the Company and supplied the Company with a new registered address within Jersey, the United Kingdom or the USA or an address within Jersey, the United Kingdom or the USA at which documents or information may be given to them.

233.	If on at least two consecutive occasions the Company has attempted to send a document or information by electronic means to an address for the time being notified to the Company by a member for that purpose but the Company is aware that there has been a failure of delivery of such document or information, the Company shall, subject to the provisions of these Articles, thereafter send documents and information to such member by post at their registered address or their address at which documents or information may be given to them.

234.	The provisions of Articles 222 to 242 do not affect any provision of the Companies Laws requiring documents or information to be served on or given, sent, supplied or delivered to a member in a particular manner.

Notice to persons entitled by transmission

235.	The Company may give a document or information to the person entitled by transmission to a share by sending it in any manner authorised by these Articles for the giving of a document or information to a member, addressed to that person by name or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any similar description, at the address (if any) in Jersey, the United Kingdom or the USA supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a document or information may be given in any manner in which it might have been given if the death or bankruptcy or other event giving rise to the transmission of entitlement had not occurred.

Record date for communications

236.	For the purposes of giving notices of meetings, or of sending or supplying other documents or other information, whether under the Companies Laws, any other applicable law or regulation, a provision in these Articles or any other instrument, the Board may determine that persons entitled to receive such documents or information are those persons entered on the Register at the close of business on a day determined by it.

Evidence of service

237.	Any document or information:

(a)	addressed to a member at their registered address or address at which documents or information may be given to them in Jersey, the United Kingdom or the USA shall, if sent by post, be deemed to have been given to or received by the intended recipient on the day after the day on which it was posted and, in proving service, it shall be sufficient to prove that an envelope containing the document or information was properly addressed, pre-paid and put into the post;

(b)	not sent by post but addressed to a member and left at their registered address or address at which documents or information may be given to them in Jersey, the United Kingdom or the USA shall be deemed to have been given to or received by the intended recipient on the day on which it was so left;

(c)	sent or supplied by electronic means shall be deemed to have been given to or received by the intended recipient on the day it was sent even if the Company subsequently sends a hard copy of such document or information by post and, in proving service, it shall be sufficient to show that the document or information was properly addressed and sent; and

(d)	sent or supplied by being made available on a website shall be deemed to have been given to or received by the intended recipient on the day on which the document or information was first made available on the website or, if later, when the recipient received (or is deemed to have received) notification of the fact that the document or information was available on the website.

238.	A member present in person at any meeting of the Company shall be deemed to have been received due notice of the meeting and, where requisite, of the purposes for which the meeting was called.

239.	Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the United Kingdom Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

240.	Any document or other information sent or supplied by the Company by any other means authorised in writing by the member concerned shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose.

Notice binding on transferees

241.	Every person who, by operation of law, transfer or any other means, becomes entitled to a share shall be bound by any notice in respect of that share which, before their name is entered in the Register, has been given to a person from whom they derive their title.

Notice during disruption of services

242.	If at any time by reason of the suspension, interruption or curtailment of postal services or the electronic communications system in Jersey, the United Kingdom or the USA, the Company is or would be unable effectively to convene a general meeting by notices sent through the post or by electronic means, notice of the general meeting may be given by a notice advertised in at least one newspaper with a national circulation in each of the United Kingdom and the USA. Such notice shall be deemed to have been duly served on all persons who are entitled to have notice of meetings sent to them at noon on the day when the advertisement (or, where applicable, the first of such advertisements) appears. In any such case, the Company shall send confirmatory copies of the notice by post or by electronic means if, at least seven clear days before the meeting, the posting of notices to addresses throughout Jersey, the United Kingdom or the USA or, as the case may be, the sending of such notices by electronic means again becomes practicable.

WINDING UP

243.	Subject to any particular rights or limitations for the time being attached to any shares, as may be specified in these Articles or in any Statement of Rights upon which such shares may be issued, if the Company is wound up, the assets available for distribution among the members shall be distributed to the members pro rata to the number of shares held by each member at the time of the commencement of the winding up. If any share is not fully paid up, that share shall only carry the right to receive a distribution calculated on the basis of the proportion that the amount paid up on that share bears to the issue price of that share.

244.	If the Company shall be wound up the liquidator (or the Directors, where no liquidator is appointed) may, with the authority of a special resolution, divide amongst the members in specie the whole or any part of the assets of the Company (whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds) and may for such purpose set such value as they deem fair upon any one or more class or classes of property and may subject to any special rights attached to any shares or the terms of issue thereof determine how such division shall be carried out as between the members or different classes of members. The liquidator (or the Directors, where no liquidator is appointed) may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator (or the Directors, where no liquidator is appointed) with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

INDEMNITY AND INSURANCE

245.	Subject to the provisions of and to the extent permitted by the Companies Laws, the Company may:

(a)	indemnify any Director or former Director of the Company (or of a subsidiary) against any liability;

(b)	indemnify a director of a company that is a trustee of an occupational pension scheme for employees (or former employees) of the Company (or of an associated body corporate) against liability incurred in connection with the company's activities as trustee of the scheme;

(c)	purchase and maintain insurance against any liability for any person referred to in paragraph (a) or (b) above; and

(d)	provide any person referred to in paragraph (a) or (b) above with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by them in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such person to avoid incurring such expenditure).

246.	Subject to the Companies Laws, the powers given by Article 245 shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.